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                                                                  EXHIBIT 23.4


              Consent of Independent Certified Public Accountants



We have issued our report dated February 14, 2000, accompanying the financial statements of Data Systems Network Corporation contained in the Registration Statement on Form S-4 of TekInsight.Com, Inc. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts"


/s/ Grant Thornton LLP
-----------------------------
Grant Thornton LLP
Southfield, Michigan
July 13, 2000